Apollo Global Management, LLC Reports Fourth Quarter and Full Year 2014 Results

•
U.S. GAAP net income attributable to Apollo Global Management, LLC of $22.2 million and $168.2 million for the fourth quarter and year ended December 31, 2014, respectively, compared to $159.2 million and $659.4 million for the comparable periods in 2013, respectively

•	Apollo declares a distribution of $0.86 per Class A share for the fourth quarter of 2014, bringing full year distributions to $2.89 per Class A share

•
Total economic net income (“ENI”) after taxes of $93.8 million and $567.9 million for the fourth quarter and year ended December 31, 2014, respectively, compared to $444.0 million and $2.0 billion for the comparable periods in 2013, respectively

•
ENI after taxes per share of $0.23 and $1.42 for the fourth quarter and year ended December 31, 2014, respectively, compared to $1.12 and $5.02 per share for the comparable periods in 2013, respectively

•
Total distributable earnings (“DE”) after taxes and related payables of $374.4 million and $1.4 billion for the fourth quarter and year ended December 31, 2014, respectively, compared to $508.2 million and $1.8 billion for the comparable periods in 2013, respectively

•	Total assets under management (“AUM”) of $159.8 billion as of December 31, 2014, compared to $161.2 billion as of December 31, 2013

New York, February 5, 2015 - Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the fourth quarter and year ended December 31, 2014.
U.S. GAAP results for the fourth quarter ended December 31, 2014 included net income attributable to Apollo Global Management, LLC of $22.2 million, or $0.04 per Class A share, compared to $159.2 million, or $0.94 per Class A share, for the same period in 2013. For the year ended December 31, 2014, net income attributable to Apollo Global Management, LLC was $168.2 million, or $0.62 per Class A share, compared to $659.4 million, or $4.06 per Class A share, for the year ended December 31, 2013.
Apollo reported ENI after taxes of $93.8 million for the fourth quarter ended December 31, 2014, compared to $444.0 million for the same period in 2013. The $350.2 million decrease in ENI after taxes was driven by lower Incentive Business ENI, partially offset by an increase in Management Business ENI.
Apollo reported ENI after taxes of $567.9 million for the year ended December 31, 2014, compared to ENI after taxes of $2.0 billion in 2013. The $1.4 billion decrease in ENI after taxes was driven by Apollo's Incentive Business, which reported ENI of $177.3 million for the year ended December 31, 2014, compared to $1.8 billion for the year ended December 31, 2013.

Apollo reported DE after taxes and related payables of $374.4 million for the fourth quarter ended December 31, 2014, compared to $508.2 million for the same period in 2013. The $133.8 million decrease in DE after taxes and related payables was primarily driven by lower net realized carried interest income compared to the same period in 2013.
Apollo reported DE after taxes and related payables of $1.4 billion for the year ended December 31, 2014, compared to DE after taxes and related payables of $1.8 billion for the same period in 2013. The $473.8 million decrease in DE after taxes and related payables was primarily driven by lower net realized carried interest income in 2014 compared to 2013.
Apollo’s total AUM was $159.8 billion as of December 31, 2014, a decrease of $1.4 billion, or 1%, compared to $161.2 billion as of December 31, 2013. Fee-generating AUM was $128.7 billion as of December 31, 2014, an increase of $0.3 billion, compared to $128.4 billion as of December 31, 2013.
"In 2014 Apollo continued to position itself for consistent long term growth, investment excellence and diversification,” said Leon Black, Chairman and Chief Executive Officer.  "We maintained our strong pace of realization activity, which resulted in total distributions for 2014 of more than $16 billion for our fund investors and $2.89 in cash distributions for our shareholders.  In addition, the funds we manage deployed approximately $10 billion during the year across Apollo’s integrated investment platform, which we believe can generate meaningful future returns for our investors and shareholders."
Combined Segments
Total revenue for Apollo’s combined segments was $294.1 million for the fourth quarter ended December 31, 2014, a decrease of $528.4 million, or 64%, compared to the same period in 2013, due to a decrease in Incentive Business revenues of $531.8 million primarily due to a $418.4 million decrease in unrealized carried interest. Total expenses for Apollo’s combined segments were $183.7 million for the fourth quarter ended December 31, 2014, a decrease of $201.2 million, or 52%, compared to the same period in 2013, primarily driven by a decrease in profit sharing expense resulting from the decline in carried interest income.
Total revenue for Apollo’s combined segments was $1.6 billion for the year ended December 31, 2014, a decrease of $2.2 billion, or 58%, from 2013, driven primarily by a $2.5 billion decrease in total carried interest income. Total expenses for Apollo's combined segments were $988.6 million for the year ended December 31, 2014, a decrease of $847.8 million, or 46%, from 2013, driven primarily by a decrease in profit sharing expense.
Total revenue for Apollo's Management Business was $299.1 million for the fourth quarter ended December 31, 2014, an increase of $3.4 million, or 1%, from the same period in 2013. This includes management fee revenues of $220.6 million for the fourth quarter ended December 31, 2014, a decrease of $11.2 million, or 5%, from the same period in 2013, primarily due to the absence of one time management fees. In addition, there was $67.9 million of advisory and transaction fees for the fourth quarter ended December 31, 2014, an increase of $12.7 million, or 23%, compared to the same period in 2013 primarily due to higher monitoring fees earned from Athene Holding Ltd. and its subsidiaries ("Athene").
Total revenue for Apollo's Management Business was $1.3 billion for the year ended December 31, 2014, an increase of $294.2 million, or 31%, from 2013 driven by higher monitoring fees earned from Athene. This includes management fee revenues of $901.0 million for the year ended December 31, 2014, an increase of $170.4 million, or 23%, from 2013. In addition, there was $316.1 million of advisory and transaction fees for the full year 2014, an increase of $119.5 million from 2013, primarily due to the higher monitoring fees earned from Athene.
Total expenses for Apollo's Management Business were $166.4 million for the fourth quarter ended December 31, 2014, a decrease of $20.7 million, or 11%, compared to the same period in 2013. Total compensation expenses, including salary and benefits and equity-based compensation, were $97.5 million for the fourth quarter ended December 31, 2014, an increase of $11.1 million, or 13%, compared to the same period in 2013. This increase was principally driven by increased headcount to support future growth in fee-

generating AUM. Non-compensation expenses for Apollo's Management Business were $68.9 million during the fourth quarter ended December 31, 2014, a decrease of $31.8 million compared to the same period in 2013, primarily due to the absence of placement fee expenses incurred in 2013 related to the closing of Apollo Investment Fund VIII, L.P. ("Fund VIII").
Total expenses for Apollo's Management Business were $712.4 million for the year ended December 31, 2014, an increase of $49.2 million, or 7%, from 2013. Total compensation expenses, including salary and benefits and equity-based compensation, were $446.8 million for the full year 2014, an increase of $85.7 million, or 24%, from 2013. Non-compensation expenses for Apollo's Management Business were $265.6 million during the full year 2014, a decrease of $36.5 million from 2013 primarily due to the absence of placement fee expenses incurred in 2013 related to the closing of Fund VIII.
Other income for Apollo's Management Business was $34.5 million for the fourth quarter ended December 31, 2014, an increase of $25.8 million compared to the same period in 2013. This increase was primarily attributable to a gain resulting from a reduction of the tax receivable agreement liability due to changes in projected income estimates and in estimated tax rates.
Apollo's Incentive Business reported total carried interest loss of $5.0 million for the fourth quarter ended December 31, 2014, a decrease of $531.8 million compared to the same period in 2013. Apollo reported net total profit sharing expense of $17.3 million for the fourth quarter ended December 31, 2014, resulting in a decrease in total profit sharing expense of $180.5 million compared to the same period in 2013. The decrease in total profit sharing expense was driven by the corresponding decrease in carried interest income from the same period in 2013, partially offset by a higher incentive pool allocation. During the fourth quarter ended December 31, 2014, the Incentive Business generated $518.4 million of realized gains, which were largely attributable to the sales of a number of investments held by funds managed by Apollo, including Athlon Energy, Inc., Taminco Corporation, and Prestige Cruise Holdings, Inc.
Apollo's Incentive Business reported total carried interest income of $365.3 million for the year ended December 31, 2014, a decrease of $2.5 billion from 2013. As a result of the decrease in carried interest income, Apollo reported total profit sharing expense of $276.2 million for the year ended December 31, 2014, a decrease of $897.0 million from 2013. During the year ended December 31, 2014, the Incentive Business generated $1.7 billion of realized gains, which was attributable to dispositions relating to numerous investments held by funds managed by Apollo.
Private Equity Segment
Apollo's private equity segment reported ENI of $40.0 million for the fourth quarter ended December 31, 2014, compared to ENI of $314.8 million for the same period in 2013. The year-over-year decrease in ENI of $274.8 million was primarily driven by lower carried interest income of $20.6 million for the fourth quarter ended December 31, 2014, compared to $445.4 million for the same period in 2013.
Apollo's traditional private equity funds appreciated by less than 1% during the fourth quarter ended December 31, 2014. From its inception in 2008 through December 31, 2014, Apollo Investment Fund VII, L.P. ("Fund VII") generated an annual gross and net IRR of 37% and 28%, respectively. Apollo Investment Fund VI, L.P. ("Fund VI"), which began investing in 2006, generated an annual gross and net IRR of 13% and 11%, respectively, since its inception through December 31, 2014. As of December 31, 2014, Fund VI's remaining investments were valued at 104% of their remaining cost, which was below a specified return ratio of 115%. As a result, Fund VI is required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation of Fund VI.
Management fees from Apollo's private equity segment were $76.8 million for the fourth quarter ended December 31, 2014, which decreased by $11.2 million compared to the same period in 2013 due to the commencement of Fund VIII's investment period, partially offset by significant realizations in Fund VI and Fund VII as well as a change in the fee basis with respect to Fund VII. Total Management Business expenses within the private equity segment were $54.1 million for the fourth quarter of 2014, which decreased by $26.0 million compared to the same period in 2013 primarily due to the absence of placement fee expenses related to the closing of Fund VIII in 2013.
Uncalled commitments within Apollo's private equity segment were $22.4 billion as of December 31, 2014. During the fourth quarter and full year ended December 31, 2014, Apollo's private equity funds and co-investment vehicles deployed $292 million and $2.2 billion of capital, respectively. As of December 31, 2014, Apollo's private equity segment total AUM was $41.0 billion, compared to $49.9 billion at December 31, 2013.
Credit Segment
Apollo's credit segment generated ENI of $93.3 million for the fourth quarter ended December 31, 2014, compared to ENI of $160.1 million for the same period in 2013. The year-over-year decrease in ENI of $66.8 million was primarily driven by a net reversal of carried interest income of $33.5 million during the fourth quarter ended December 31, 2014, compared to carried interest income of $74.2 million for the same period in 2013, offset by higher Management Business ENI.
Management fees from Apollo's credit segment were $132.8 million for the fourth quarter ended December 31, 2014, which increased by $2.2 million, or 2%, compared to the same period in 2013. Total Management Business expenses within the credit segment were $94.7 million for the fourth quarter of 2014, which increased by $5.1 million, or 6%, compared to the same period in 2013.
Uncalled commitments within our credit segment were $8.7 billion as of December 31, 2014. During the fourth quarter and full year ended December 31, 2014, Apollo's credit funds and strategic investment accounts ("SIAs") with a defined maturity date deployed $1.5 billion and $5.2 billion of capital, respectively. As of December 31, 2014, Apollo's credit segment total AUM was $108.4 billion, compared to $100.9 billion at December 31, 2013.
Real Estate Segment
Apollo's real estate segment had ENI of $3.1 million for the fourth quarter of 2014, compared to ENI of $3.9 million for the same period in 2013. Total revenues for the real estate segment during the fourth quarter of 2014 were $19.9 million, a decrease of $1.6 million, or 7%, compared to the same period in 2013, primarily due to lower management fees compared to the same period in 2013. Total expenses for the real estate segment during the fourth quarter of 2014 were $21.4 million, an increase of $1.4 million, or 7%, compared to the same period in 2013 due to higher profit sharing expense.
Uncalled commitments within Apollo's real estate segment were $997.0 million as of December 31, 2014. During the fourth quarter and full year ended December 31, 2014, Apollo's real estate funds and SIAs with a defined maturity date, and funds and SIAs in Apollo's real estate debt strategy, deployed $941.0 million and $2.7 billion of capital, respectively. As of December 31, 2014, Apollo's real estate segment total AUM was $9.5 billion, compared to $9.3 billion at December 31, 2013.
Capital and Liquidity
As of December 31, 2014, Apollo had $1.2 billion of cash and cash equivalents and $1.0 billion of debt (which does not include a $500 million undrawn revolving credit facility). These amounts exclude cash and debt associated with Apollo's consolidated funds and consolidated variable interest entities (“VIEs”).
As of December 31, 2014, Apollo had a $958.8 million carried interest receivable on an unconsolidated basis and corresponding profit sharing payable of $434.9 million, as well as total investments on an unconsolidated basis, including investments in its private equity, credit and real estate funds, of $857.4 million.

Distribution
Apollo Global Management, LLC has declared a fourth quarter 2014 cash distribution of $0.86 per Class A share. This distribution will be paid on February 27, 2015 to holders of record at the close of business on February 17, 2015. Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its distributable earnings after taxes and related payables in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, Apollo cannot assure its shareholders that they will receive any distributions in the future.
2014 Schedule K-1 Distribution
The 2014 schedules K-1 will be available on or about March 15, 2015 and can be accessed via www.partnerdatalink.com/Apollo. Shareholders can visit this site now to register to be notified when the 2014 schedules K-1 are available to be downloaded. Please note that the income, gain, loss, deduction, or credit reported to you on schedule K-1 is independent of the annual cash generated and the annual cash distributions made by Apollo. As a partnership for U.S. federal income tax purposes, investors in Apollo are required to report their share of the income, gain, loss, deduction, or credit that is allocated to them from Apollo. The U.S. federal taxable income of Apollo is determined by using the applicable U.S. federal income tax rules, and these amounts may vary from year to year depending on the nature of the income of Apollo and the activity of its subsidiaries.
Conference Call
Apollo will host a conference call on Thursday, February 5, 2015 at 10:00 a.m. Eastern Time. During the call, members of Apollo’s senior management team will review Apollo's financial results for the fourth quarter and full year ended December 31, 2014. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 62390464 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo's website at http://ir.agm.com.
Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), passcode 62390464. To access the audio webcast, please visit Events in the Investor Relations section of Apollo's website at http://ir.agm.com.
About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Bethesda, Toronto, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $160 billion as of December 31, 2014 in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information
For inquiries regarding Apollo, please contact:

Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
212-822-0467
gstein@apollolp.com

Noah Gunn
Investor Relations Manager
Apollo Global Management, LLC
212-822-0540
ngunn@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
212-843-8590
czehren@rubenstein.com

Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo's expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo's Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 3, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(dollars in thousands, except share data)

	Three Months Ended December 31,
	2014	2013
Revenues:
Advisory and transaction fees from affiliates, net	$67,665	$55,097
Management fees from affiliates	206,933	217,990
Carried interest income from affiliates	798	522,061
Total Revenues	275,396	795,148
Expenses:
Compensation and benefits:
Equity-based compensation	24,644	16,608
Salary, bonus and benefits	77,285	70,809
Profit sharing expense	17,257	197,849
Total Compensation and Benefits	119,186	285,266
Interest expense	7,366	6,969
Professional fees	24,431	26,930
General, administrative and other	24,042	27,504
Placement fees	1,387	26,761
Occupancy	10,190	10,143
Depreciation and amortization	11,085	12,638
Total Expenses	197,687	396,211
Other Income:
Net gains (losses) from investment activities	(643)	202,941
Net gains from investment activities of consolidated variable interest entities	30,252	108,478
Income (Loss) from equity method investments	(4,200)	27,234
Interest income	2,095	2,822
Other income, net	30,810	13,404
Total Other Income	58,314	354,879
Income before income tax provision	136,023	753,816
Income tax provision	(50,283)	(23,647)
Net Income	85,740	730,169
Net income attributable to Non-controlling Interests	(63,558)	(571,009)
Net Income Attributable to Apollo Global Management, LLC	$22,182	$159,160
Distributions Declared per Class A Share	$0.73	$1.01
Net Income Per Class A Share:
Net Income Available to Class A Share – Basic	$0.04	$0.94
Net Income Available to Class A Share –Diluted	$0.04	$0.93
Weighted Average Number of Class A Shares – Basic	162,107,977	145,132,700
Weighted Average Number of Class A Shares – Diluted	162,107,977	148,542,859

APOLLO GLOBAL MANAGEMENT, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012
(dollars in thousands, except share data)

	Year Ended December 31,
	2014	2013	2012
Revenues:
Advisory and transaction fees from affiliates, net	$315,587	$196,562	$149,544
Management fees from affiliates	850,441	674,634	580,603
Carried interest income from affiliates	394,055	2,862,375	2,129,818
Total Revenues	1,560,083	3,733,571	2,859,965
Expenses:
Compensation and benefits:
Equity-based compensation	126,320	126,227	598,654
Salary, bonus and benefits	338,049	294,753	274,574
Profit sharing expense	276,190	1,173,255	872,133
Total Compensation and Benefits	740,559	1,594,235	1,745,361
Interest expense	22,393	29,260	37,116
Professional fees	82,030	83,407	64,682
General, administrative and other	97,663	98,202	87,961
Placement fees	15,422	42,424	22,271
Occupancy	40,427	39,946	37,218
Depreciation and amortization	45,069	54,241	53,236
Total Expenses	1,043,563	1,941,715	2,047,845
Other Income:
Net gains from investment activities	213,243	330,235	288,244
Net gains (losses) from investment activities of consolidated variable interest entities	22,564	199,742	(71,704)
Income from equity method investments	53,856	107,350	110,173
Interest income	10,392	12,266	9,693
Other income, net	60,592	40,114	1,964,679
Total Other Income	360,647	689,707	2,301,085
Income before income tax provision	877,167	2,481,563	3,113,205
Income tax provision	(147,245)	(107,569)	(65,410)
Net Income	729,922	2,373,994	3,047,795
Net income attributable to Non-controlling Interests	(561,693)	(1,714,603)	(2,736,838)
Net Income Attributable to Apollo Global Management, LLC	$168,229	$659,391	$310,957
Distributions Declared per Class A Share	$3.11	$3.95	$1.35
Net Income Per Class A Share:
Net Income Available to Class A Share – Basic	$0.62	$4.06	$2.06
Net Income Available to Class A Share –Diluted	$0.62	$4.03	$2.06
Weighted Average Number of Class A Shares – Basic	155,349,017	139,173,386	127,693,489
Weighted Average Number of Class A Shares – Diluted	155,349,017	142,214,350	129,540,377

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended								Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$47.4	$65.1	$28.9	$55.2	$116.1	$60.8	$71.3	$67.9	$196.6	316.1
Management fees from affiliates	164.3	169.3	165.2	231.8	223.8	228.9	227.7	220.6	730.6	901.0
Carried interest income from affiliates:									—
Realized gains	9.0	10.1	9.1	8.7	8.5	10.0	12.1	10.6	36.9	41.2
Total management business revenues	220.7	244.5	203.2	295.7	348.4	299.7	311.1	299.1	964.1	1,258.3
Equity-based compensation(1)	17.4	16.8	16.5	15.6	58.1	13.7	15.3	19.9	66.3	107.0
Salary, bonus and benefits	73.4	69.3	81.3	70.8	80.5	89.9	91.8	77.6	294.8	339.8
Interest expense	7.5	7.6	7.2	7.0	3.1	4.5	7.4	7.4	29.3	22.4
Professional fees	15.4	21.6	18.4	27.0	19.0	19.9	17.7	24.0	82.4	80.6
General, administrative and other	22.6	25.9	21.3	27.3	24.4	25.0	23.7	23.4	97.1	96.5
Placement fees	9.4	3.1	3.2	26.7	1.8	3.5	8.7	1.4	42.4	15.4
Occupancy	9.8	10.2	9.8	10.1	9.9	10.4	10.0	10.2	39.9	40.5
Depreciation and amortization(2)	2.9	2.9	2.6	2.6	2.6	2.5	2.6	2.5	11.0	10.2
Total non-compensation expenses	67.6	71.3	62.5	100.7	60.8	65.8	70.1	68.9	302.1	265.6
Total management business expenses	158.4	157.4	160.3	187.1	199.4	169.4	177.2	166.4	663.2	712.4
Other income (loss)	7.2	5.2	22.8	8.7	6.4	4.3	(0.1)	34.5	43.9	45.1
Non-controlling interest(3)	(3.5)	(3.2)	(2.8)	(4.5)	(3.3)	(3.1)	(3.2)	(3.1)	(14.0)	(12.7)
Management Business Economic Net Income	66.0	89.1	62.9	112.8	152.1	131.5	130.6	164.1	330.8	578.3
Incentive Business:									—
Carried interest income:									—
Unrealized gains (losses)	771.4	(574.9)	311.3	(105.0)	(301.8)	37.7	(560.3)	(523.4)	402.8	(1,347.8)
Realized gains	345.2	840.5	638.9	631.8	462.7	241.7	490.3	518.4	2,456.4	1,713.1
Total carried interest income (loss)	1,116.6	265.6	950.2	526.8	160.9	279.4	(70.0)	(5.0)	2,859.2	365.3
Profit sharing expense:
Unrealized profit sharing expense	272.8	(219.6)	165.3	(23.2)	(99.1)	65.9	(220.8)	(252.0)	195.3	(506.0)
Realized profit sharing expense	150.8	346.8	259.3	221.0	203.1	94.7	215.1	269.3	977.9	782.2
Total profit sharing expense	423.6	127.2	424.6	197.8	104.0	160.6	(5.7)	17.3	1,173.2	276.2
Other income (loss), net	—	0.3	2.9	7.0	14.0	—	12.0	(1.7)	10.2	24.3
Net gains (losses) from investment activities	4.0	(5.7)	(7.1)	(3.8)	18.0	(9.3)	0.2	0.1	(12.6)	9.0
Income (Loss) from equity method investments	29.4	19.2	30.7	34.0	28.3	26.0	4.7	(4.1)	113.3	54.9
Other income (loss)	33.4	13.8	26.5	37.2	60.3	16.7	16.9	(5.7)	110.9	88.2
Incentive Business Economic Net Income (Loss)	726.4	152.2	552.1	366.2	117.2	135.5	(47.4)	(28.0)	1,796.9	177.3
Total Economic Net Income	792.4	241.3	615.0	479.0	269.3	267.0	83.2	136.1	2,127.7	755.6
Income Tax Provision on Economic Net Income(4)	(28.8)	(21.2)	(64.1)	(35.0)	(50.7)	(59.5)	(35.2)	(42.3)	(149.1)	(187.7)
Total Economic Net Income After Taxes	$763.6	$220.1	$550.9	$444.0	$218.6	$207.5	$48.0	$93.8	$1,978.6	$567.9
Non-GAAP Weighted Average Diluted Shares Outstanding (in millions)	392.1	393.8	394.8	395.3	398.1	399.7	400.6	401.1	393.9	399.9
Total ENI After Taxes per Share	$1.95	$0.56	$1.40	$1.12	$0.55	$0.52	$0.12	$0.23	$5.02	$1.42

(1)
The combined amounts relate to restricted share units (“RSUs”) (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (“AOG”) units.

(2)	Includes amortization of leasehold improvements.

(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of the credit management companies.

(4)
During the first quarter of 2014, the calculation of the income tax provision on economic net income was revised to include the benefit of tax deductions in excess of GAAP deductions from share-based arrangements, as further discussed in the definition of ENI After Taxes in the non-GAAP financial information and definitions section of this press release. The prior period financial data was recast to conform to the revised definition of income tax provision on economic net income. The difference in the ENI tax provision under the revised definition as compared to the previous methodology is $22.3 million or $0.06 per Class A share for each quarter presented in 2013.

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Private Equity Segment:

	Three Months Ended								Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$24.5	$41.8	$5.6	$6.5	$37.7	$5.2	$11.8	$3.5	$78.4	$58.2
Management fees from affiliates	66.3	65.7	64.8	88.0	79.4	82.1	76.8	76.8	284.8	315.1
Total management business revenues	90.8	107.5	70.4	94.5	117.1	87.3	88.6	80.3	363.2	373.3
Equity-based compensation	8.4	7.5	7.5	8.6	24.4	7.1	7.9	10.1	32.0	49.5
Salary, bonus and benefits	27.4	25.7	27.9	28.8	22.3	26.7	23.8	23.9	109.8	96.7
Other expenses	21.9	26.8	21.1	42.7	18.7	20.5	19.4	20.1	112.5	78.7
Total management business expenses	57.7	60.0	56.5	80.1	65.4	54.3	51.1	54.1	254.3	224.9
Other income (loss)	1.6	0.9	6.7	3.8	1.7	0.9	(1.4)	11.8	13.0	13.0
Management Business Economic Net Income	34.7	48.4	20.6	18.2	53.4	33.9	36.1	38.0	121.9	161.4
Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	697.6	(509.7)	318.3	(51.5)	(293.6)	(10.4)	(449.5)	(442.6)	454.7	(1,196.1)
Realized gains	293.4	738.2	534.1	496.9	396.9	198.0	370.0	463.2	2,062.6	1,428.1
Total carried interest income (loss)	991.0	228.5	852.4	445.4	103.3	187.6	(79.5)	20.6	2,517.3	232.0
Profit sharing expense:
Unrealized profit sharing expense	256.0	(199.6)	129.0	(37.7)	(115.9)	33.7	(186.4)	(234.3)	147.7	(502.9)
Realized profit sharing expense	131.9	312.9	229.1	208.8	182.0	82.1	167.2	250.0	882.7	681.3
Total profit sharing expense	387.9	113.3	358.1	171.1	66.1	115.8	(19.2)	15.7	1,030.4	178.4
Other income, net	—	0.1	0.4	1.2	1.6	—	—	—	1.7	1.6
Income (Loss) from equity method investments	22.6	12.0	23.2	21.1	18.8	13.4	1.1	(2.9)	78.9	30.4
Total other income (loss)	22.6	12.1	23.6	22.3	20.4	13.4	1.1	(2.9)	80.6	32.0
Incentive Business Economic Net Income (Loss)	625.7	127.3	517.9	296.6	57.6	85.2	(59.2)	2.0	1,567.5	85.6
Total Economic Net Income (Loss)	$660.4	$175.7	$538.5	$314.8	$111.0	$119.1	$(23.1)	$40.0	$1,689.4	$247.0

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Credit Segment:

	Three Months Ended								Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$21.8	$22.0	$23.3	$47.6	$77.5	$55.6	$58.6	$63.5	$114.7	$255.2
Management fees from affiliates	84.4	90.4	87.0	130.6	131.6	134.6	139.7	132.8	392.4	538.7
Carried interest income from affiliates:
Realized gains	9.0	10.1	9.1	8.7	8.5	10.0	12.1	10.6	36.9	41.2
Total management business revenues	115.2	122.5	119.4	186.9	217.6	200.2	210.4	206.9	544.0	835.1
Equity-based compensation	6.5	7.1	5.9	4.6	28.3	5.5	6.3	8.6	24.1	48.7
Salary, bonus and benefits	38.8	36.4	44.0	33.9	50.7	55.8	60.4	43.6	153.1	210.5
Other expenses	38.4	38.2	34.4	51.1	36.4	39.7	44.5	42.5	162.1	163.1
Total management business expenses	83.7	81.7	84.3	89.6	115.4	101.0	111.2	94.7	339.3	422.3
Other income	4.5	4.0	15.3	4.7	4.3	3.2	1.7	19.3	28.5	28.5
Non-controlling interest	(3.5)	(3.2)	(2.8)	(4.5)	(3.3)	(3.1)	(3.2)	(3.1)	(14.0)	(12.7)
Management Business Economic Net Income	32.5	41.6	47.6	97.5	103.2	99.3	97.7	128.4	219.2	428.6
Incentive Business:
Carried interest income:
Unrealized gains (losses)	73.2	(58.8)	(10.3)	(60.7)	(7.9)	47.2	(107.2)	(88.7)	(56.6)	(156.6)
Realized gains	51.5	102.1	104.8	134.9	65.8	39.7	120.3	55.2	393.3	281.0
Total carried interest income (loss)	124.7	43.3	94.5	74.2	57.9	86.9	13.1	(33.5)	336.7	124.4
Profit sharing expense:
Unrealized profit sharing expense	16.5	(15.5)	34.5	12.4	17.4	31.0	(30.9)	(21.6)	47.9	(4.1)
Realized profit sharing expense	18.8	33.9	30.2	11.9	21.1	11.0	47.7	19.3	94.8	99.1
Total profit sharing expense	35.3	18.4	64.7	24.3	38.5	42.0	16.8	(2.3)	142.7	95.0
Other income (loss), net	—	0.2	2.5	5.8	12.4	—	12.0	(1.7)	8.5	22.7
Net gains (losses) from investment activities	4.0	(5.7)	(7.1)	(3.8)	18.0	(9.3)	0.2	0.2	(12.6)	9.1
Income (Loss) from equity method investments	6.9	6.4	6.7	10.7	8.8	9.4	3.0	(2.4)	30.7	18.8
Total other income (loss)	10.9	0.9	2.1	12.7	39.2	0.1	15.2	(3.9)	26.6	50.6
Incentive Business Economic Net Income (Loss)	100.3	25.8	31.9	62.6	58.6	45.0	11.5	(35.1)	220.6	80.0
Total Economic Net Income	$132.8	$67.4	$79.5	$160.1	$161.8	$144.3	$109.2	$93.3	$439.8	$508.6

APOLLO GLOBAL MANAGEMENT, LLC
SEGMENT RESULTS (UNAUDITED)
(dollars in millions, except share data)
Real Estate Segment:

	Three Months Ended								Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Management Business:
Advisory and transaction fees from affiliates, net	$1.1	$1.3	$—	$1.1	$0.9	$—	$0.9	$0.9	$3.5	$2.7
Management fees from affiliates	13.6	13.2	13.4	13.2	12.8	12.2	11.2	11.0	53.4	47.2
Total management business revenues	14.7	14.5	13.4	14.3	13.7	12.2	12.1	11.9	56.9	49.9
Equity-based compensation	2.5	2.2	3.1	2.4	5.4	1.1	1.0	1.3	10.2	8.8
Salary, bonus and benefits	7.2	7.1	9.4	8.2	7.5	7.4	7.6	10.1	31.9	32.6
Other expenses	7.3	6.0	7.1	7.1	5.7	5.6	6.3	6.2	27.5	23.8
Total management business expenses	17.0	15.3	19.6	17.7	18.6	14.1	14.9	17.6	69.6	65.2
Other income (loss)	1.1	0.3	0.8	0.2	0.4	0.2	(0.4)	3.4	2.4	3.6
Management Business Economic Net Loss	(1.2)	(0.5)	(5.4)	(3.2)	(4.5)	(1.7)	(3.2)	(2.3)	(10.3)	(11.7)
Incentive Business:
Carried interest income (loss):
Unrealized gains (losses)	0.6	(6.4)	3.3	7.2	(0.3)	0.9	(3.6)	8.0	4.7	5.0
Realized gains	0.3	0.2	—	—	—	4.0	—	—	0.5	4.0
Total carried interest income (loss)	0.9	(6.2)	3.3	7.2	(0.3)	4.9	(3.6)	8.0	5.2	9.0
Profit sharing expense:
Unrealized profit sharing expense	0.3	(4.5)	1.8	2.1	(0.6)	1.2	(3.5)	3.9	(0.3)	1.0
Realized profit sharing expense	0.2	—	—	0.2	—	1.6	0.2	(0.1)	0.4	1.7
Total profit sharing expense	0.5	(4.5)	1.8	2.3	(0.6)	2.8	(3.3)	3.8	0.1	2.7
Income (Loss) from equity method investments	(0.1)	0.8	0.8	2.2	0.7	3.2	0.6	1.2	3.7	5.7
Incentive Business Economic Net Income (Loss)	0.3	(0.9)	2.3	7.1	1.0	5.3	0.3	5.4	8.8	12.0
Total Economic Net Income (Loss)	$(0.9)	$(1.4)	$(3.1)	$3.9	$(3.5)	$3.6	(2.9)	$3.1	$(1.5)	$0.3

APOLLO GLOBAL MANAGEMENT, LLC
DISTRIBUTABLE EARNINGS (UNAUDITED)
(dollars in millions, except share data)
Summary of Distributable Earnings and Economic Net Income

	Three Months Ended								Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Management Business Economic Net Income	$66.0	$89.1	$62.9	$112.8	$152.1	$131.5	$130.6	$164.1	$330.8	$578.3
Net realized carried interest income	194.4	493.7	379.6	410.8	259.6	147.0	275.2	249.1	1,478.5	930.9
Realized investment income(1)	19.7	29.2	27.5	31.3	24.7	5.7	6.4	27.2	107.7	64.0
Athene capital and surplus fees(2)	(20.1)	(21.8)	(22.6)	(45.5)	(59.1)	(51.9)	(58.0)	(59.3)	(110.0)	(228.3)
Reversal of tax receivable agreement liability(3)(5)	—	—	(13.0)	—	—	—	—	(32.2)	(13.0)	(32.2)
Equity-based compensation	17.4	16.8	16.5	15.6	58.1	13.7	15.3	19.9	66.3	107.0
Depreciation and amortization	2.9	2.9	2.6	2.6	2.6	2.5	2.6	2.5	11.0	10.2
Distributable Earnings	280.3	609.9	453.5	527.6	438.0	248.5	372.1	371.3	1,871.3	1,429.9
Taxes and related payables(4)	(4.9)	(6.0)	(10.9)	(19.4)	(25.9)	(21.4)	(29.4)	3.1	(41.2)	(73.6)
Distributable Earnings After Taxes and Related Payables(5)	$275.4	$603.9	$442.6	$508.2	$412.1	$227.1	$342.7	$374.4	$1,830.1	$1,356.3
Net unrealized carried interest income (loss)	498.6	(355.4)	146.0	(81.7)	(202.7)	(28.2)	(339.5)	(271.4)	207.5	(841.8)
Unrealized investment and other income (loss)	13.7	(15.3)	(1.0)	5.8	35.6	11.0	10.5	(32.9)	3.2	24.2
Add back: Athene capital and surplus fees(2)	20.1	21.8	22.6	45.5	59.1	51.9	58.0	59.3	110.0	228.3
Add back: Reversal of tax receivable agreement liability(3)(5)	—	—	13.0	—	—	—	—	32.2	13.0	32.2
Add back: Taxes and related payables(4)	4.9	6.0	10.9	19.4	25.9	21.4	29.4	(3.1)	41.2	73.6
Less: Equity-based compensation	(17.4)	(16.8)	(16.5)	(15.6)	(58.1)	(13.7)	(15.3)	(19.9)	(66.3)	(107.0)
Less: Depreciation and amortization	(2.9)	(2.9)	(2.6)	(2.6)	(2.6)	(2.5)	(2.6)	(2.5)	(11.0)	(10.2)
Total Economic Net Income	792.4	241.3	615.0	479.0	269.3	267.0	83.2	136.1	2,127.7	755.6
Income Tax Provision on Economic Net Income	(28.8)	(21.2)	(64.1)	(35.0)	(50.7)	(59.5)	(35.2)	(42.3)	(149.1)	(187.7)
Total Economic Net Income After Taxes	$763.6	$220.1	$550.9	$444.0	$218.6	$207.5	$48.0	$93.8	$1,978.6	$567.9

(1)	Represents realized gains from our general partner investments in our funds and other balance sheet investments.

(2)
Represents monitoring fees paid by Athene to Apollo by delivery of common shares of Athene Holding, calculated based on Athene's capital and surplus, as defined in our transaction and advisory services agreement with Athene.

(3)	Represents gains resulting from reductions of the tax receivable agreement liability due to changes in projected income estimates and in estimated tax rates.

(4)	Represents the estimated current corporate, local and Non-U.S. taxes as well as the payable under Apollo's tax receivable agreement.

(5)
During the fourth quarter of 2014, the calculation of Distributable Earnings was revised to exclude the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability. The prior period financial data was recast to conform to the revised definition of Distributable Earnings included in the non-GAAP financial information and definitions section of this press release. The difference in Distributable Earnings After Taxes and Related Payables under the revised definition as compared to the previous methodology is $13.0 million for the three months ended September 30, 2013 and year ended December 31, 2013.

APOLLO GLOBAL MANAGEMENT, LLC
DISTRIBUTABLE EARNINGS (UNAUDITED)
(dollars in millions, except share data)
Distribution to Common and Equivalents(1)

	Three Months Ended								Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Distributable Earnings After Taxes and Related Payables	$275.4	$603.9	$442.6	$508.2	$412.1	$227.1	$342.7	$374.4	$1,830.1	$1,356.3
Add back: Taxes and related payables attributable to common and equivalents	2.7	3.7	8.6	17.2	22.6	18.7	26.9	(1.8)	32.2	66.4
Distributable earnings before certain payables(2)	278.1	607.6	451.2	525.4	434.7	245.8	369.6	372.6	1,862.3	1,422.7
Percent to common and equivalents	40%	42%	42%	43%	43%	45%	45%	45%	42%	45%
Distributable earnings before other payables attributable to common and equivalents	111.0	257.8	190.1	225.4	186.8	111.1	167.9	167.6	784.3	633.4
Less: Taxes and related payables attributable to common and equivalents	(2.7)	(3.7)	(8.6)	(17.2)	(22.6)	(18.7)	(26.9)	1.8	(32.2)	(66.4)
Distributable earnings attributable to common and equivalents	108.3	254.1	181.5	208.2	164.2	92.4	141.0	169.4	752.1	567.0
Distributable earnings per share of common and equivalent(3)	$0.69	$1.51	$1.08	$1.21	$0.94	$0.51	$0.77	$0.91	$4.49	$3.13
Retained capital per share of common and equivalent(3)	(0.12)	(0.19)	(0.07)	(0.13)	(0.10)	(0.05)	(0.04)	(0.05)	(0.51)	(0.24)
Net distribution per share of common and equivalent(3)	$0.57	$1.32	$1.01	$1.08	$0.84	$0.46	$0.73	$0.86	$3.98	$2.89

(1)	Common and equivalents refers to Class A shares and RSUs that participate in distributions.

(2)	Distributable earnings before certain payables represents distributable earnings before the deduction for the estimated current corporate taxes and the payable under Apollo's tax receivable agreement.

(3)	Per share calculations are based on total Class A shares outstanding and RSUs that participate in distributions.

APOLLO GLOBAL MANAGEMENT, LLC
RECONCILIATION OF U.S. GAAP NET INCOME
ATTRIBUTABLE TO APOLLO GLOBAL MANAGEMENT, LLC
TO ECONOMIC NET INCOME
(UNAUDITED)
(dollars in millions)
Reconciliation of U.S. GAAP Net Income Attributable to Apollo Global Management, LLC to Economic Net Income:

	Three Months Ended								Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Net Income Attributable to Apollo Global Management, LLC	$249.0	$58.7	$192.5	$159.2	$72.2	$71.7	$2.2	$22.1	$659.4	$168.2
Impact of non-cash charges related to equity-based compensation:
AOG units	15.0	15.0	—	—	—	—	—	—	30.0	—
RSUs - Private placement awards(1)	11.4	11.0	3.3	0.1	0.1	(0.2)	—	—	25.8	(0.1)
Other equity-based compensation awards (2)	1.3	0.5	0.6	0.4	0.1	(0.1)	0.1	0.2	2.8	0.3
AAA RDUs	0.3	0.2	0.3	0.4	0.2	(0.1)	—	0.3	1.2	0.4
Total non-cash charges related to equity-based compensation	28.0	26.7	4.2	0.9	0.4	(0.4)	0.1	0.5	59.8	0.6
Income tax provision	18.6	18.1	47.2	23.7	32.5	35.0	29.4	50.3	107.6	147.2
Amortization of intangible assets associated with the 2007 reorganization and acquisitions	11.6	11.3	10.3	10.0	9.1	8.6	8.6	8.6	43.2	34.9
Net income attributable to Non-controlling Interests in Apollo Operating Group	485.2	126.5	360.8	285.2	155.1	152.1	42.9	54.6	1,257.7	404.7
Economic Net Income	$792.4	$241.3	$615.0	$479.0	$269.3	$267.0	$83.2	$136.1	$2,127.7	$755.6

(1)	Represents RSU awards granted in connection with the 2007 private placement.

(2)	Includes non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT (UNAUDITED)

Assets Under Management—Fee-Generating and Non-Fee Generating
The table below sets forth fee-generating and non-fee generating AUM by segment as of December 31, 2014, 2013 and 2012. Changes in market conditions and additional funds raised have had a significant impact on Apollo's AUM.

	As of December 31,
	2014		2013		2012

	(in millions)
Total Assets Under Management	$159,797	(1)	$161,177	(1)	$113,379	(1)
Fee-generating	128,714		128,368		81,934
Non-fee generating	31,083	(1)	32,809	(1)	31,445	(1)

Private Equity	41,049		49,908		37,832
Fee-generating	30,285		34,173		27,932
Non-fee generating	10,764		15,735		9,900

Credit	108,445		100,886		64,406
Fee-generating	92,192		88,249		49,518
Non-fee generating	16,253		12,637		14,888

Real Estate	9,538		9,289		8,800	(2)
Fee-generating	6,237		5,946		4,484	(2)
Non-fee generating	3,301		3,343		4,316	(2)

(1)
As of December 31, 2014, 2013 and 2012, includes $0.8 billion, $1.1 billion and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

(2)	Includes fee-generating and non-fee generating AUM as of September 30, 2012 for certain publicly traded vehicles managed by Apollo.

The following table presents Carry Eligible AUM and Carry Generating AUM for each of Apollo's three segments as of December 31, 2014, 2013 and 2012:

	Carry Eligible AUM			Carry Generating AUM
	As of December 31,			As of December 31,
	2014	2013	2012	2014	2013	2012

	(in millions)
Private equity	$36,128	$45,050	$36,869	$14,463	$24,791	$28,728
Credit	38,502	34,580	34,461	16,218	23,539	23,693
Real estate	2,614	3,041	3,312	828	941	396
Total(1)(2)	$78,003	$83,729	$76,979	$31,509	$49,271	$52,817

(1)
As of December 31, 2014 , 2013 and 2012, Carry Eligible AUM includes $0.8 billion, $1.1 billion and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

(2)
As of December 31, 2014, 2013 and 2012, Carry Eligible AUM includes $28.8 billion, $28.7 billion and $16.5 billion of Uninvested Carry Eligible AUM, respectively, and $17.7 billion, $5.8 billion and $7.7 billion of AUM Not Currently Generating Carry, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT (UNAUDITED)

The following tables summarize changes in total AUM for each of Apollo's three segments for the three months ended December 31, 2014 and 2013 and the years ended December 31, 2014, 2013 and 2012:

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2014		2013		2014		2013		2012

	(in millions)
Change in Total AUM:
Beginning of Period	$163,900	(1)	$112,687	(1)	$161,177	(2)	$113,379	(2)	$75,222
Income (Loss)	(363)		3,489		2,473		15,150		12,038
Subscriptions/Capital raised	957		9,994		9,862	(3)	22,142		9,688
Other inflows/Acquisitions	—		43,832		—		43,832		23,629
Distributions	(5,718)		(5,800)		(16,382)		(22,641)		(10,858)
Redemptions	(105)		(386)		(718)		(1,508)		(1,221)
Leverage/Other(4)	1,126		(2,639)		3,385		(9,177)		4,881
End of Period	$159,797	(2)	$161,177	(2)	$159,797	(2)	$161,177	(2)	$113,379	(2)
Change in Private Equity AUM:
Beginning of Period	$46,173		$42,767		$49,908		$37,832		$35,384
Income (Loss)	(300)		2,010		561		10,656		8,108
Subscriptions/Capital raised	—		8,443		3,041	(3)	17,613		662
Distributions	(4,781)		(3,839)		(11,372)		(15,620)		(6,537)
Redemptions(5)	—		(157)		—		(176)		—
Net segment transfers	—		1,015		(1,216)		2,133		317
Leverage	(43)		(331)		127		(2,530)		(102)
End of Period	$41,049		$49,908		$41,049		$49,908		$37,832
Change in Credit AUM:
Beginning of Period	$107,675		$59,359		$100,886		$64,406		$31,867
Income (Loss)	(173)		1,195		1,747		4,082		3,274
Subscriptions/Capital raised	886		1,449		6,128	(3)	3,439		5,504
Other inflows/Acquisitions	—		43,832		—		43,832		23,629
Distributions	(652)		(1,249)		(3,457)		(5,458)		(3,197)
Redemptions	(104)		(229)		(583)		(1,042)		(948)
Net segment transfers	(346)		(1,377)		216		(2,056)		(1,023)
Leverage/Other(4)	1,159		(2,094)		3,508		(6,317)		5,300
End of Period	$108,445		$100,886		$108,445		$100,886		$64,406
Change in Real Estate AUM:
Beginning of Period	$9,045		$9,339		$9,289		$8,800		$7,971
Income	102		283		244		399		656
Subscriptions/Capital raised	71		102		693		1,090		475
Distributions	(285)		(712)		(1,553)		(1,559)		(1,124)
Redemptions(5)	(1)		—		(135)		(290)		(273)
Net segment transfers	596		491		1,250		1,179		1,412
Leverage	10		(214)		(250)		(330)		(317)
End of Period	$9,538		$9,289		$9,538		$9,289		$8,800

(1)	As of September 30, 2014 and 2013, includes $1.0 billion and $1.2 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

(2)
As of December 31, 2014, 2013, and 2012, includes $0.8 billion, $1.1 billion, and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

(3)	For the year ended December 31, 2014, includes $2.5 billion of AUM from co-investment vehicles that was raised in prior periods.

(4)	Represents changes in used and available leverage, and includes the changes in NAV on AUM managed by Athene Asset Management that is not sub-advised by Apollo.

(5)
Represents release of unfunded commitments primarily related to Fund III in our private equity segment and several legacy Citi Property Investors ("CPI") real estate funds in our real estate segment that were past their investment periods.

APOLLO GLOBAL MANAGEMENT, LLC
ASSETS UNDER MANAGEMENT (UNAUDITED)

The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of Apollo's three segments for the three months ended December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013	2012

	(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$129,577	$79,343	$128,368	$81,934	$58,121
Income (Loss)	(296)	111	350	2,100	1,390
Subscriptions/Capital raised	887	8,701	3,352	21,104	5,873
Other inflows/Acquisitions	—	43,832	—	43,832	21,277
Distributions	(2,570)	(2,500)	(6,184)	(7,517)	(3,728)
Redemptions	(26)	(209)	(475)	(946)	(909)
Net movements between Fee-Generating and Non-Fee Generating	543	593	609	(6,215)	(564)
Leverage/Other(1)	599	(1,503)	2,694	(5,924)	474
End of Period	$128,714	$128,368	$128,714	$128,368	$81,934
Change in Private Equity Fee-Generating AUM:
Beginning of Period	$32,104	$27,059	$34,173	$27,932	$28,031
Income (Loss)	53	50	(1)	398	285
Subscriptions/Capital raised	—	7,953	455	17,582	644
Distributions	(1,866)	(1,404)	(2,457)	(3,430)	(1,256)
Redemptions	—	—	—	(19)	—
Net segment transfers	—	236	(1,277)	482	50
Net movements between Fee-Generating and Non-Fee Generating	—	665	(514)	(6,858)	515
Leverage	(6)	(386)	(94)	(1,914)	(337)
End of Period	$30,285	$34,173	$30,285	$34,173	$27,932
Change in Credit Fee-Generating AUM:
Beginning of Period	$91,614	$46,625	$88,249	$49,518	$26,553
Income (Loss)	(326)	27	377	1,630	988
Subscriptions/Capital raised	655	646	2,261	2,504	4,953
Other inflows/Acquisitions	—	43,832	—	43,832	21,277
Distributions	(397)	(740)	(2,258)	(3,118)	(2,029)
Redemptions	(26)	(209)	(475)	(927)	(909)
Net segment transfers	(446)	(727)	129	(1,611)	(1,096)
Net movements between Fee-Generating and Non-Fee Generating	513	(88)	1,121	431	(1,030)
Leverage/Other(1)	605	(1,117)	2,788	(4,010)	$811
End of Period	$92,192	$88,249	$92,192	$88,249	$49,518
Change in Real Estate Fee-Generating AUM:
Beginning of Period	$5,859	$5,659	$5,946	$4,484	$3,537
Income (Loss)	(23)	34	(26)	72	117
Subscriptions/Capital raised	232	102	636	1,018	276
Distributions	(307)	(356)	(1,469)	(969)	(443)
Net segment transfers	446	491	1,148	1,129	1,045
Net movements between Fee-Generating and Non-Fee Generating	30	16	2	212	(48)
End of Period	$6,237	$5,946	$6,237	$5,946	$4,484

(1)	Represents changes in used and available leverage, and includes the changes in NAV on AUM managed by Athene Asset Management that is not sub-advised by Apollo.

As of December 31, 2014, approximately 66% of the value of our funds’ investments on a gross basis were determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 34% were determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, credit and real estate segments, the percentages determined using market-based valuation methods as of December 31, 2014 were 45%, 78% and 48%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)

Investment Record

The following table summarizes the investment record by segment for Apollo's multi-year drawdown, commitment-based funds and strategic investment accounts (“SIAs”) that have a defined maturity date in which investors make commitments to provide capital at the formation of such funds and deliver capital when called as investment opportunities become available. All amounts are as of December 31, 2014, unless otherwise noted:

												As of December 31, 2014				As of December 31, 2013				As of December 31, 2012
	Strategy	Vintage Year	Committed Capital	Total Invested Capital		Realized		Unrealized(1)		Total Value		Gross IRR		Net IRR		Gross IRR		Net IRR		Gross IRR		Net IRR

			(in millions)
Private Equity:(2)
Fund VIII	Traditional Private Equity Funds	2013	$18,377	$1,266		$—		$1,456		$1,456		NM	(3)	NM	(3)	NM	(3)	NM	(3)	N/A		N/A
Fund VII	Traditional Private Equity Funds	2008	14,677	15,199		26,006		6,229		32,235		37%		28%		39%		30%		35%		26%
Fund VI	Traditional Private Equity Funds	2006	10,136	12,457		16,339		5,116		21,455		13		11		15		12		11		9
Fund V	Traditional Private Equity Funds	2001	3,742	5,192		12,666		215		12,881		61		44		61		44		61		44
Fund IV	Traditional Private Equity Funds	1998	3,600	3,481		6,776		25		6,801		12		9		12		9		12		9
Fund III	Traditional Private Equity Funds	1995	1,500	1,499		2,695		—		2,695		18		11		18		11		18		11
Fund I, II & MIA(4)	Traditional Private Equity Funds	1990/ 1992	2,220	3,773		7,924		—		7,924		47		37		47		37		47		37
Subtotal			$54,252	$42,867		$72,406		$13,041		$85,447		39%	(5)	25%	(5)	39%	(5)	26%	(5)	39%	(5)	25%	(5)
AION	Other	2013	825	134		9		160		169		NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
ANRP	Natural Resources	2012	1,323	692		191		675		866		18%		8%		18%		7%		NM	(3)	NM	(3)
Total Private Equity			$56,400	$43,693		$72,606		$13,876		$86,482
Credit:(6)
ACRF III (7)	Structured Credit	—	$488	$254		$57		$213		$270		NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
COF III (7)	Opportunistic Credit	—	3,426	1,579		222		1,222		1,444		NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
FCI II	Structured Credit	2013	1,555	653		5		802		807		NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)	NM	(3)
EPF II(8)	Non-Performing Loans	2012	3,518	2,520		640		2,381		3,021		24%		11%		NM	(3)	NM	(3)	NM	(3)	NM	(3)
FCI	Structured Credit	2012	559	443		190		548		738		14		9		NM	(3)	NM	(3)	NM	(3)	NM	(3)
AEC	European Credit	2012	292	625		532		177		709		12		7		19%		12%		NM	(3)	NM	(3)
AIE II(8)	European Credit	2008	250	805		1,206		79		1,285		20		17		20		17		19%		16%
COF I	U.S. Performing Credit	2008	1,485	1,611		4,285		123		4,408		30		27		30		27		31		28
COF II	U.S. Performing Credit	2008	1,583	2,176		2,989		147		3,136		14		11		14		11		14		12
EPF I(8)	Non-Performing Loans	2007	1,567	2,059		2,863		574		3,437		24		17		21		16		19		12
ACLF	U.S. Performing Credit	2007	984	1,449		2,448		136		2,584		13		11		13		11		13		11
Total Credit			$15,707	$14,174		$15,437		$6,402		$21,839
Real Estate:(6)
Apollo U.S. Real Estate Fund II, L.P. (7)	Equity	—	$158	$39		$—		$39		$39		NM	(3)	NM	(3)	N/A		N/A		N/A		N/A
AGRE U.S. Real Estate Fund, L.P(9)	Equity	2012	864	615		312		488		800		19%		15%		17%		14%		NM	(3)	NM	(3)
AGRE Debt Fund I, LP	Debt	2011	1,190	1,185		299		1,021		1,320		9		7		13		11		NM	(3)	NM	(3)
CPI Capital Partners North America(10)	Equity	2006	600	453		352		25		377		15		10		17		13		NM	(3)	NM	(3)
CPI Capital Partners Asia Pacific(10)	Equity	2006	1,292	1,185		1,470		218		1,688		33		29		37		33		NM	(3)	NM	(3)
CPI Capital Partners Europe(8)(10)	Equity	2006	1,406	928		388		318		706		5		3		2		1	(3)	NM	(3)	NM	(3)
CPI Other(11)	Equity	Various	1,959	N/A	(11)	N/A	(11)	N/A	(11)	N/A	(11)	NM	(11)	NM	(11)	NM	(11)	NM	(11)	NM	(11)	NM	(11)
Total Real Estate			$7,469	$4,405		$2,821		$2,109		$4,930

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.

(2)	Amounts presented are computed based on actual timing of the funds' cash inflows and outflows.

(3)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(4)
Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. Apollo does not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III were excluded assets in connection with the 2007 reorganization. As a result, Apollo Global Management, LLC did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with Apollo's managing partners and other investment professionals.

(5)	Total IRR is calculated based on total cash flows for all funds presented.

(6)
The investment record table for the credit and real estate funds and SIAs presented is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified dates.

(7)
Apollo Credit Opportunity Fund III, L.P. ("COF III"), Apollo Structured Recovery Fund III, L.P. ("ACRF III") and Apollo U.S. Real Estate Fund II were launched prior to December 31, 2014 and have not established their vintage year.

(8)	Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.21 as of December 31, 2014.

(9)
AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund has $149 million of co-invest commitments raised, which are included in the figures in the table above. A co-invest entity within AGRE U.S. Real Estate Fund is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.56 as of December 31, 2014.

(10)
As part of the CPI acquisition, Apollo acquired general partner interests in fully invested funds. The gross and net IRRs are presented in the investment record table above since acquisition on November 12, 2010. The net IRRs from the inception of the respective fund to December 31, 2014 were (7)%, 7% and (7)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010.

(11)
CPI Other consists of funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data are therefore not considered meaningful as Apollo performs primarily an administrative role.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)

Credit

The following table summarizes the investment record for certain funds and SIAs within Apollo's credit segment with no maturity date. All amounts are as of December 31, 2014, unless otherwise noted:

				Net Return
	Strategy	Vintage Year	Net Asset Value as of December 31, 2014	Since Inception to December 31, 2014		For the Year Ended December 31, 2014		For the Year Ended December 31, 2013		For the Year Ended December 31, 2012
			(in millions)
TRF(1)	U.S. Performing Credit	2014	$353	NM	(1)	NM	(1)	N/A		N/A
ACSF(2)	Opportunistic Credit	2011	449	23%	(2)	1%	(2)	NM	(2)	NM	(2)
SOMA(3)	Opportunistic Credit	2007	832	59		—		9%		15%
ACF(2)	U.S. Performing Credit	2005	1,977	35	(2)	6	(2)	NM	(2)	NM	(2)
Value Funds(4)	Opportunistic Credit	2003/2006	217	64		(6)		5		11
Totals			$3,828

(1)
Apollo Total Return Fund (“TRF”) returns have not been presented as the fund commenced investing capital less than 24 months prior to period indicated and therefore such return information was deemed not meaningful.

(2)
As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Credit Strategies Master Fund Ltd. (“ACSF”) and Apollo Credit Master Fund Ltd. (“ACF”). The net returns are presented in the investment record table above since acquisition on April 2, 2012. As of December 31, 2014, the net returns from inception for ACSF and ACF were 39% and 9% respectively. These returns were primarily achieved during a period in which Apollo did not make the initial investment decisions. Apollo became the manager of these funds upon completing the acquisition on April 2, 2012.

(3)	Net asset value and returns are for the primary mandate and excludes Apollo Special Opportunities Managed Account, L.P.’s (“SOMA”) investments in other Apollo funds.

(4)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds, and Apollo Value Investment Master Fund, L.P., together with its feeder funds.

APOLLO GLOBAL MANAGEMENT, LLC
FUND PERFORMANCE (UNAUDITED)

The following table summarizes the investment record for publicly traded vehicles that Apollo manages by segment as of December 31, 2014, unless otherwise noted:

						Total Returns(1)
	Strategy	IPO Year(2)	Raised Capital(3)	Gross Assets	Current NAV	Since Inception to December 31, 2014		For the Year Ended December 31, 2014		For the Year Ended December 31, 2013		For the Year Ended December 31, 2012

			(in millions)
Private Equity:
AAA(4)	Other	2006	$1,823	$2,144	$2,144	47%		4%		91%		75%
Credit:
AIF(5)	U.S. Performing Credit	2013	276	402	264	NM	(6)	NM	(6)	NM	(6)	N/A
AFT(5)	U.S. Performing Credit	2011	295	434	285	8		(1)		NM	(6)	NM	(6)
AMTG(7)	Structured Credit	2011	791	3,969	790	28		18		(17)		NM	(6)
AINV	Opportunistic Credit	2004	3,080	3,701	1,997	50		(4)		12		43
Real Estate:
ARI (8)	Debt	2009	886	1,744	856	33		11		10		36
Totals			$7,151	$12,394	$6,336

(1)
Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commissions.

(2)
An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange. Apollo Tactical Income Fund Inc. (“AIF”), Apollo Senior Floating Rate Fund Inc. ("AFT"), Apollo Residential Mortgage, Inc. ("AMTG") and Apollo Commercial Real Estate Finance, Inc. ("ARI") are publicly traded vehicles traded on the New York Stock Exchange ("NYSE"). Apollo Investment Corporation ("AINV") is a public company traded on the National Association of Securities Dealers Automated Quotation. AAA is a publicly traded vehicle traded on Euronext Amsterdam.

(3)	Amounts represent raised capital net of offering and issuance costs.

(4)
AAA is the sole limited partner in AAA Investments, L.P. (“AAA Investments”). Athene was AAA Investments’ only investment as of December 31, 2014. During the second quarter of 2014, Athene Holding Ltd. raised $1.2 billion of net equity commitments primarily from third-party institutional investors, certain existing investors in Athene, and employees of Athene and its affiliates (the “Athene Private Placement”). For the period December 31, 2013 through December 31, 2014, AAA Investments' ownership stake in Athene was reduced as a result of the Athene Private Placement, the issuance of shares under the amended AAA services agreement and the issuance of 3.7 million unrestricted common shares of Athene Holding Ltd. under Athene’s management equity plan and was increased by the conversion to common shares of AAA Investments' note receivable from Athene, resulting in an approximate 47.7% economic ownership stake (calculated as if the commitments in the Athene Private Placement closed through December 31, 2014 were fully drawn down but without giving effect to (i) restricted common shares issued under Athene’s management equity plan or (ii) common shares to be issued after December 31, 2014 under the amended AAA services agreement or the amended Athene services agreement) and effectively 45% of the voting power of Athene.

(5)	Gross Assets presented for AFT and AIF represents total managed assets of these closed-end funds.

(6)
Returns have not been presented as the publicly traded vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(7)
Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this press release. All amounts are as of September 30, 2014 except for total returns.

(8)
Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this press release. All amounts are as of September 30, 2014 except for total returns.

APOLLO GLOBAL MANAGEMENT, LLC
SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)

Supplemental Segment Information
Dollars Invested
The following table summarizes by segment the dollars invested for funds and SIAs with a defined maturity date and certain funds and SIAs in Apollo's real estate debt strategy during the specified reporting periods:

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2014	2013	2012	2014	2013	2012

	(in millions)
Private Equity	$292	$1,073	$472	$2,163	$2,561	$3,191
Credit	1,519	775	415	5,174	2,865	1,835
Real Estate (1)	941	626	465	2,686	2,534	1,627
Total dollars invested	$2,752	$2,474	$1,352	$10,023	$7,960	$6,653

(1)
Included in dollars invested is $857.0 million and $2,319.9 million for the three months and year ended December 31, 2014, respectively, $609.5 million and $2,177.3 million for the three months and year ended December 31, 2013, respectively, and $360.7 million and $1,230.1 million for three months and year ended December 31, 2012, respectively, for funds in Apollo's real estate debt strategy.

Uncalled Commitments
The following table summarizes the uncalled commitments by segment during the specified reporting periods:

	As of December 31,
	2014	2013	2012

	(in millions)
Private Equity	$22,383	$23,689	$7,464
Credit	8,706	7,113	6,171
Real Estate	997	971	1,438
Total Uncalled Commitments(1)(2)	$32,841	$32,852	$17,428

(1)
As of December 31, 2014, 2013 and 2012, includes $0.8 billion, $1.1 billion and $2.3 billion of commitments, respectively, that have yet to be deployed to an Apollo fund within Apollo's three segments.

(2)
As of December 31, 2014, 2013 and 2012, $29.3 billion, $29.5 billion, and $16.4 billion, respectively, represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements.

Athene and SIAs
As of December 31, 2014, Athene Asset Management, L.P. had $60.3 billion of total AUM in accounts owned by or related to Athene, of which approximately $12.6 billion was either sub-advised by Apollo or invested in Apollo funds and investment vehicles. Of the approximately $12.6 billion of assets, the vast majority were in sub-advisory managed accounts that manage high grade credit asset classes, such as collateralized loan obligation ("CLO") debt, commercial mortgage backed securities, and insurance-linked securities.
Apollo also manages CLOs within Apollo's credit segment, with such CLOs representing a total AUM of approximately $13.5 billion as of December 31, 2014. Such CLO performance information is not included in the above investment record tables.
As of December 31, 2014, Apollo managed approximately $15 billion of total AUM in SIAs, which include certain SIAs in the investment record tables above and capital deployed from certain SIAs across Apollo's private equity, credit and real estate funds. The investment record tables exclude certain funds with an aggregate AUM of approximately $5.1 billion as of December 31, 2014 because management deemed them to be immaterial.

APOLLO GLOBAL MANAGEMENT, LLC
CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME
(LOSS) SUMMARY (UNAUDITED)

The table below presents an analysis of Apollo's (i) carried interest receivable on an unconsolidated basis and (ii) realized and unrealized carried interest income (loss) for Apollo's combined segments’ Incentive Business as of and for the three months ended and the year December 31, 2014:

	As of December 31, 2014		For the Three Months Ended December 31, 2014			For the Year Ended December 31, 2014
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)

	(in millions)
Private Equity Funds:
Fund VII	$288.2		$(503.6)	$434.2	$(69.4)	$(602.6)	$902.4	$299.8
Fund VI	183.4	(1)	81.9	—	81.9	(514.1)	401.4	(112.7)
Fund V	3.2		(14.0)	2.2	(11.8)	(39.9)	44.9	5.0
Fund IV	5.6		0.1	—	0.1	(2.1)	—	(2.1)
AAA/Other (2)(3)	191.5		(7.0)	26.8	19.8	(37.4)	79.4	42.0
Total Private Equity Funds	671.9		(442.6)	463.2	20.6	(1,196.1)	1,428.1	232.0
Credit Funds: (4)
U.S. Performing Credit	54.1		(28.8)	17.8	(11.0)	(109.3)	119.7	10.4
Opportunistic Credit	26.6		(15.7)	0.3	(15.4)	(8.5)	6.2	(2.3)
Structured Credit	36.1		(18.5)	1.2	(17.3)	(14.7)	5.9	(8.8)
European Credit	8.4		(11.0)	4.6	(6.4)	(11.2)	14.8	3.6
Non-Performing Loans	141.6		(14.8)	31.3	16.5	(13.0)	134.4	121.4
Total Credit Funds	266.8		(88.8)	55.2	(33.6)	(156.7)	281.0	124.3
Real Estate Funds:
CPI Funds	1.5		(0.7)	—	(0.7)	(3.8)	0.6	(3.2)
AGRE U.S. Real Estate Fund, L.P.	11.4		4.5	—	4.5	5.8	2.7	8.5
Other	7.2		4.2	—	4.2	3.0	0.7	3.7
Total Real Estate Funds	20.1		8.0	—	8.0	5.0	4.0	9.0
Total	$958.8	(5)	$(523.4)	$518.4	$(5.0)	$(1,347.8)	$1,713.1	$365.3

(1)
Fund VI's remaining investments were valued at 104% of their remaining cost, which was below a specified return ratio of 115%. As a result, Fund VI is required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation of Fund VI. As of December 31, 2014, Fund VI carried interest receivable includes $165.6 million of carried interest income in escrow.

(2)	Includes certain strategic investment accounts.

(3)
Includes $121.5 million of carried interest receivable from AAA Investments which will be paid in common shares of Athene Holding Ltd. (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding Ltd. (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding Ltd.

(4)
As of December 31, 2014, two of our credit funds had an aggregate $3.4 million general partner obligation to return carried interest income that was previously distributed. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for these two credit funds was $7.0 million and $2.2 million, respectively as of December 31, 2014.

(5)
There was a corresponding profit sharing payable of $434.9 million as of December 31, 2014, including profit share payable related to amounts in escrow, that resulted in a net carried interest receivable on an unconsolidated basis of $523.9 million as of December 31, 2014. Included within profit sharing payable are contingent consideration obligations of $96.1 million.

APOLLO GLOBAL MANAGEMENT, LLC
SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)

The table below presents Non-GAAP weighted average diluted shares outstanding for the three months and years ended December 31, 2014, 2013 and 2012:

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2014	2013	2012	2014	2013	2012
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	162,107,977	145,132,700	130,027,037	155,349,017	139,173,386	127,693,489
Non-GAAP Adjustments:
AOG units	222,698,738	229,968,919	240,000,000	225,005,386	234,108,026	240,000,000
Vested RSUs(1)	16,284,481	20,148,390	18,244,210	19,541,458	20,664,694	18,531,106
Non-GAAP Weighted Average Diluted Shares Outstanding	401,091,196	395,250,009	388,271,247	399,895,861	393,946,106	386,224,595

(1)
Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of December 31, 2014, 2013 and 2012:

	As of December 31,
	2014	2013	2012
Total GAAP Outstanding Class A Shares:
Basic	163,046,554	146,280,784	130,053,993
Non-GAAP Adjustments:
AOG units	222,680,477	228,954,598	240,000,000
Vested RSUs(1)	17,354,242	22,793,751	22,512,930
Non-GAAP Diluted Shares Outstanding	403,081,273	398,029,133	392,566,923

(1)
Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

Note: In addition to fully diluted shares outstanding above, there were approximately 5.0 million, 3.4 million and 4.4 million unvested RSUs that participate in distributions as of December 31, 2014, 2013 and 2012, respectively.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information
Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

•
Economic Net Income, or ENI, as well as ENI After Taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

—	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

—	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

—
Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo's shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo's performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of (i) non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, (ii) income tax expense, (iii) amortization of intangibles associated with the 2007 reorganization as well as acquisitions, (iv) Non-Controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our credit management companies and (v) non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

•
ENI After Taxes represents ENI adjusted to reflect income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC.  Economic assumptions and methodology that impact the implied income tax provision are made and is similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of ENI.

•
Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining ENI After Taxes per share.

•
Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions.

•
Distributable Earnings, or DE, as well as DE After Taxes and Related Payables are derived from our segment reported results, and are supplemental measures to assess performance and amounts available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the affiliated funds. DE, which is a component of ENI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo's transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE after taxes and related payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement.

•
Assets Under Management, or AUM, refers to the assets we manage for the funds, partnerships and accounts to which we provide investment management services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of:

(i)
the fair value of the investments of the private equity funds, partnerships and accounts we manage plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments;

(ii)
the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments;

(iii)
the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage, which includes the leverage used by such structured portfolio company investments;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets we manage; and

(v)
the fair value of any other assets that we manage for the funds, partnerships and accounts to which we provide investment management services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above.

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.
We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•
Fee-generating AUM consists of assets we manage for the funds, partnerships and accounts to which we provide investment management services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in fee-generating AUM.

APOLLO GLOBAL MANAGEMENT, LLC
NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio company investments that do not generate monitoring fees; and

(vi)	the difference between gross asset and net asset value for those funds that earn management fees based on net asset value.

•
Carry Eligible AUM refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry Eligible AUM, which consists of the following:

◦
Carry Generating AUM refers to funds' invested capital that is currently above its hurdle rate or preferred return, and the funds' profit is allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements.

◦	AUM Not Currently Generating Carry refers to funds' invested capital that is currently below its hurdle rate or preferred return.

◦
Uninvested Carry Eligible AUM refers to available capital for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements that are not currently part of the NAV or fair value of investments that may eventually produce carried interest income, which would be allocated to the general partner.

We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

•
Dollars invested is the aggregate amount of capital, including capital commitments from the limited partner investors in our funds, that have been invested by our multi-year drawdown, commitment-based funds and SIAs that have a defined maturity date and for funds and SIAs in our real estate debt strategy during a given period, which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

•
Uncalled commitments represents unfunded capital commitments that certain of Apollo’s funds and SIAs have received from limited partners to fund future or current investments and expenses, which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future or current investments and expenses for our private equity funds.

•
Gross IRR of a private equity fund represents the cumulative investment-related cash flows in the fund itself (and not the investors in the fund) on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2014 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.

•
Net IRR of a private equity fund means the cumulative investment-related cash flows in the fund itself (and not the investors in the fund) on the basis of the actual timing of cash inflows and outflows aggregated on a quarterly basis, less expenses. For the calculation of Net IRR the realized and estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors' carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund, to the extent that a private equity fund exceeds all requirements detailed within the applicable fund agreement.